EXHIBIT 23.1

CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD
INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
BMB Munai, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146831) of BMB Munai, Inc. of our “Reserve and Economics Evaluation” dated May 30, 2011 included in this Annual Report on Form 10-K for the year ended March 31, 2011.

/s/ Charlie Chapman
Chapman Petroleum Engineering, Ltd.
Calgary, Alberta, Canada
June 23, 2011